EXHIBIT 23.8



                        CONSENT OF INDEPENDENT APPRAISER





We consent to the reference to us in Newmont Mining Corporation's Amended Annual Report on Form 10-K/A for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement on Form S-4. We also consent to the reference to us as "Experts" in such Registration Statement.



Behre Dolbear & Company, Inc.
By: /s/ Bernard J. Guarnera
Bernard J. Guarnera
President and Chief Executive Officer



January 21, 2004